UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 25, 2025

Premier, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36092	35-2477140
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13520 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 3570-0022

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 21, 2025, Premier, Inc. (“Premier” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Premium Parent, LLC, a Delaware limited liability company (“Parent”), and Premium Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides that, among other things and on the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Company”).

Item 1.02	Termination of Material Definitive Agreements.

Concurrently with the closing of the Merger, Premier repaid all loans and terminated all credit commitments outstanding under that certain Amended and Restated Credit Agreement, dated as of December 12, 2022 (as amended, restated, supplemented or otherwise modified prior to the date hereof), among Premier Healthcare Alliance, L.P., Premier Supply Chain Improvement, Inc. and Premier Healthcare Solutions, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Merger Consideration

On November 25, 2025 (the “Effective Time”), in accordance with the terms of the Merger Agreement, each issued and outstanding share of Class A common stock of the Company, par value $0.01 per share (the “Company Class A Common Stock”) (the “Shares”), other than (a) shares of Company Class A Common Stock that, immediately prior to the Effective Time, were held by the Company or any of its subsidiaries and not held on behalf of third parties, (b) shares of Company Class A Common Stock that are owned by Parent or Merger Sub, in each case immediately prior to the Effective Time, and (c) shares of Company Class A Common Stock that were issued and outstanding immediately prior to the Effective Time and that were held by any holder who was entitled to demand and properly demands appraisal of such shares of Company Class A Common Stock pursuant to Section 262 of the General Corporation Law of the State of Delaware, was automatically converted into the right to receive $28.25 per Share in cash, without interest (the “Merger Consideration”).

In addition, at the Effective Time, in accordance with the terms of the Merger Agreement:

Options

•	Each outstanding and unexercised option to purchase Shares, whether or not vested, was cancelled for no consideration.

RSU Awards

•

Subject to limited exceptions, each restricted stock unit award corresponding to Shares (a “Company RSU Award”) that was outstanding as of immediately prior to the Effective Time and that was subject only to service-based vesting, granted before August 16, 2025, was cancelled and converted into the right to receive an amount in cash (without interest) equal to (a) the aggregate number of Shares underlying such Company RSU Award multiplied by (b) the Merger Consideration (together with any corresponding accrued cash dividend equivalents).

•	Each Company RSU Award granted on or after August 16, 2025 was cancelled for no consideration.

PSU Awards

•

Each performance share award corresponding to Shares (a “Company PSU Award”) granted before August 16, 2025, that was outstanding as of immediately prior to the Effective Time and that is subject to service- and performance-based vesting, was cancelled and converted into the right to receive an amount in cash (without interest) equal to (a) the aggregate number of Shares underlying such Company PSU Award immediately prior to the Effective Time (as described below) multiplied by (b) the Merger Consideration. For purposes of the immediately preceding sentence, the aggregate number of Shares underlying a Company PSU Award was equal to: (i) in the case of Company PSU Awards covering the fiscal year 2024 through 2026 performance period, 68.75% of the target number of Shares covered by such Company PSU Award for all individuals other than Company named executive officers as defined in Item 402 of Regulation S-K promulgated under the Securities Act of 1933, as amended, and 0% of the target number of Shares covered by such Company PSU Award for the Company’s named executive officers, and (ii) in the case of Company PSU Awards covering the fiscal year 2025 through 2027 performance period, 105.17% of the target number of Shares covered by such Company PSU Award.

•	Each Company PSU Award granted on or after August 16, 2025 was cancelled for no consideration.

As a result of the completion of the Merger, the Company became a wholly owned subsidiary of Parent. Parent funded the aggregate Merger Consideration through equity and debt financing.

The foregoing description of the Merger, the Merger Agreement and the other transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 22, 2025, which is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On November 25, 2025, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been completed and requested that Nasdaq suspend trading of Company Class A Common Stock on Nasdaq prior to the opening of trading on November 25, 2025. The Company also requested that Nasdaq file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Company Class A Common Stock from Nasdaq and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the shares of Company Class A Common Stock will no longer be listed on Nasdaq.

In addition, after effectiveness of the Form 25, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of all shares of Company Class A Common Stock under Section 12(g) of the Exchange Act, and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to all shares of Company Class A Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

As a result of the Merger, each share of Company Class A Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was automatically cancelled and exchanged, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Class A Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The total amount of cash consideration payable to the Company’s equityholders at closing in connection with the Merger and pursuant to the Merger Agreement was approximately $2.4 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from equity financing and debt financing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Pursuant to the Merger Agreement, at the Effective Time, Michael Alkire, John Bigalke, Helen Boudreau, Jody Davids, Peter Fine, Marc Miller, Marvin O’Quinn, Richard Statuto and Ellen Wolf each resigned from the Board and from any and all committees of the Board on which they served. At the Effective Time, Michael Alkire and Glenn Coleman became the directors of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Charter”). A copy of the Charter is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Additionally, pursuant to the terms of the Merger Agreement, at the Effective Time, the amended and restated bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time of the Merger, except that references to Merger Sub’s name were replaced with references to the Company’s name (the “Bylaws”). A copy of the Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 25, 2025, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

The information included in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Premium Parent, LLC, Premium Merger Sub, Inc. and Premier, Inc., dated as of September 21, 2025 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on September 22, 2025).

3.1	Amended and Restated Certificate of Incorporation of Premier, Inc., dated as of November 25, 2025.

3.2	Second Amended and Restated Bylaws of Premier, Inc., dated as of November 25, 2025.

99.1	Press Release, dated November 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2025	PREMIER, INC.

	By:	/s/ Michael J. Alkire
	Name:	Michael J. Alkire
	Title:	President and Chief Executive Officer